EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
RCM Technologies, Inc.

We have issued our report dated February 22, 2011 with respect to the January 1, 2011 consolidated financial statements and related schedules and the adjustments to the January 2, 2010 financial statements to retrospectively apply the reporting of discontinued operations which are included in the Annual Report of RCM Technologies, Inc. and Subsidiaries on Form 10-K for the fiscal year ended January 1, 2011.  We hereby consent to the incorporation by reference of said report in the Registration Statements of RCM Technologies, Inc. on Forms S-8 (File No. 333-165482, effective March 15, 2010, File No. 333-145904, effective September 6, 2007, File No. 333-61306, effective April 21, 1993, File No. 333-80590, effective June 22, 1994, File No. 333-48089, effective March 17, 1998, File No. 333-52206, effective December 19, 2000 and File No. 333-52480, effective December 21, 2000).

/s/ EisnerAmper LLP
EisnerAmper LLP
Edison, New Jersey
February 22, 2011